UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 23, 2008
Date of Report (Date of earliest event reported)
Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6001 36th Avenue West
Everett, Washington
	www.intermec.com	98203-1264
	(Address of principal executive offices and internet site)	(Zip Code)
(425) 265-2400
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stockholder Approval of 2008 Employee Stock Purchase Plan and 2008 Omnibus Incentive Plan
On May 23, 2008, we held our 2008 Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders of Intermec, Inc. (“Intermec”) approved, among other items, the Intermec, Inc. 2008 Employee Stock Purchase Plan (the “2008 ESPP”) and the Intermec, Inc. 2008 Omnibus Incentive Plan (the “2008 Plan” and, together with the 2008 ESPP, the “Plans”). The Board of Directors, on the recommendation of its Compensation Committee, and subject to stockholder approval at the Annual Meeting, adopted the Plans on March 19, 2008.
2008 ESPP. The 2008 ESPP authorizes the issuance of up to 1,500,000 shares of Intermec’s common stock and permits eligible employees to purchase shares of common stock at the end of pre-established offering periods at a maximum 15% discount from the common stock’s fair market value on the date of purchase. Purchases are funded through employee payroll deductions (or, if payroll deductions are not permitted by local law, by other permitted methods). The 2008 ESPP contains a component whereby purchases are intended to comply with Section 423 of the Internal Revenue Code and a component whereby purchases need not so comply. The Compensation Committee of the Board of Directors administers the 2008 ESPP. The 2008 ESPP will become effective on July 1, 2008 at which time the current Intermec Employee Stock Purchase Plan will terminate.
2008 Plan. The 2008 Plan authorizes the issuance of up to 3,650,000 shares of Intermec’s common stock. In addition, up to 4,764,363 shares authorized under Intermec’s 2004 Omnibus Incentive Compensation Plan, the 2002 Director Stock Option and Fee Plan, the 2001 Stock Incentive Plan and the 1999 Stock Incentive Plan (collectively, the “Prior Plans”) may become available for issuance under the 2008 Plan to the extent that such shares:

•	were not issued or subject to awards under the Prior Plans as of May 23, 2008, the date of stockholder approval of the 2008 Plan (up to a maximum of 1,943,257 shares); or

•	on or after May 23, 2008, cease to be subject to awards previously outstanding under the Prior Plans (such as by expiration, cancellation or forfeiture of the awards) (up to a maximum of 2,821,106 shares).

Therefore, the maximum total number of shares that may be issued under the 2008 Plan is 8,414,363 shares. The 2008 Plan replaces the Prior Plans and no additional grants will be made under those plans.
The Board of Directors or the Compensation Committee of the Board administers the 2008 Plan although the Board may delegate administration of the 2008 Plan to one or more other committees of the Board or permit a senior executive officer to make certain grants under the 2008 Plan, subject to limits imposed by the Board.
Employees, directors, consultants, advisors and independent contractors are eligible to receive awards under the 2008 Plan. Awards may consist of stock options, stock appreciation rights, stock units, stock grants, performance shares, performance units, dividend equivalents or other cash-based or equity awards. The 2008 Plan will terminate on May 23, 2018.
The foregoing summaries of the Plans, and more detailed summaries set forth in Intermec’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 11, 2008 (the “2008 Proxy Statement”), are qualified in their entirety by reference to the full text of the 2008 ESPP and the 2008 Plan, which are included as Appendix A and Appendix B, respectively, to the 2008 Proxy Statement.
Item 8.01 Other Events
On May 23, 2008, we held our 2008 Annual Meeting of Stockholders. According to the preliminary tabulation, over 90% of our shares outstanding were present in person or by proxy.
Proposal 1 related to the election of directors. At the meeting, all eight of the incumbent director nominees were elected for a term expiring at the next Annual Meeting of Stockholders, and when their respective successors are elected and qualified.

According to preliminary results of the voting, each nominee received the affirmative vote of holders of more than 98% of the shares present and voting at the meeting, including “withhold” instructions. The directors elected at our annual meeting were
•	Patrick J. Byrne

•	Gregory K. Hinckley

•	Lydia H. Kennard

•	Allen J. Lauer

•	Stephen P. Reynolds

•	Steven B. Sample

•	Oren G. Shaffer, and

•	Larry D. Yost.
Proposal 2, an advisory proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008, received the votes of a majority of the shares present and was approved.
Proposal 3, to approve the Intermec, Inc. 2008 Employee Stock Purchase Plan, received the votes of a majority of the shares present and was approved. Please refer to Item 5.02, above, for additional information.
Proposal 4, to approve the Intermec, Inc. 2008 Omnibus Incentive Plan, received the votes of a majority of the shares present and was approved. Please refer to Item 5.02, above, for additional information.
These were the only items submitted to a vote of the stockholders at our 2008 Annual Meeting of Stockholders.
Information regarding the final voting results on matters submitted to a vote of security holders will be included in our Report on Form 10-Q for the second quarter of 2008.
Item 9.01   Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description

10.1	Intermec, Inc. 2008 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by Intermec on April 11, 2008).

10.2	Intermec, Inc. 2008 Omnibus Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed by Intermec on April 11, 2008).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMEC, INC. (Registrant)
Date: May 28, 2008	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Intermec, Inc. 2008 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by Intermec on April 11, 2008).

10.2	Intermec, Inc. 2008 Omnibus Incentive Plan (incorporated by reference to Appendix B to the definitive proxy statement filed by Intermec on April 11, 2008).